EXHIBIT 10.1

ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE OR ANY PORTION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE PROPOSED TRANSFER MAY BE MADE WITHOUT VIOLATION OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAW.

$1,610,004.54	February 12, 2021

BASANITE, INC.
(a Nevada corporation)

AMENDED AND RESTATED

20% SECURED CONVERTIBLE PROMISSORY NOTE
Due On or Before May 12, 2021

BASANITE, INC., a Nevada corporation (the “Company”), for value received and intending to be legally bound, hereby promises to pay to the order of The Richard A. LoRicco Sr. and Lucille M. LoRicco Irrevocable Insurance Trust DTD 4/28/95, Louis Demaio as Trustee, as Agent (the “Agent”) for itself and [_____________] (collectively, the “Holders”), the principal amount of One Million Six Hundred Ten Thousand Four and 54/100 Dollars ($1,610,004.54) (the “Principal Amount”) on or before May 12, 2021 (unless otherwise extend pursuant to the term hereof) (the “Maturity Date”), together with interest thereon at the rate of 20% per annum (the “Interest”), as set forth herein (the “Note”).

This Note cancels and replaces in its entirety the 20% Secured Convertible Promissory Note dated as of August 3, 2020, as amended, in the principal amount of $1,000,000 issued to the Holder (the “Initial Note”).  As of the date of this Note, the Holders have advanced the Company an additional $500,000 in immediately available funds pursuant to the terms and conditions of this Note (the “Additional Advance”).  Additionally, the accrued but unpaid interest through February 11, 2021 under the Initial Note in the amount of One Hundred Ten Thousand Four and 54/100 Dollars ($110,004.54) has been added to the Principal Amount of this Note and such accrued but unpaid interest under the Initial Note shall be deemed cancelled and no longer outstanding under the Initial Note.

1.

Security: As security for the obligations set forth in this Note, and as more fully described in the Security Agreement entered into by the Company and Agent dated August 3, 2020, the Company grants to Agent for the benefit of the Holders a security interest in, among other things, all equipment and intellectual property owned by the Company.

2.

Convertible Note:  By accepting this Note, Agent on behalf of the Holders hereby acknowledges that this Note has not been registered under the Securities Act of 1933,

as amended (the “Act”), or any state securities laws and Agent on behalf of the Holders represent that they are acquiring this Note and will acquire any shares issued upon conversion hereof, for their own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities and Holders agree to reaffirm, in writing, this investment representation at the time of exercise of the conversion right set forth herein.

3.

Principal, Interest Payment and Maturity Date:  The Company shall pay (or cause to be paid) interest to the Agent on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 20% per annum payable in cash in US Dollars at the Maturity Date, unless the Note is converted or prepaid prior to the Maturity Date.  In the event the Note is converted any and all accrued but unpaid interest on the Note shall be satisfied in connection with such conversion and cancelled pursuant to terms of the Section 4(i) below.  In the event the Note is prepaid in full any and all accrued but unpaid interest on the Note shall be due and payable at such time.  If, prior to the Maturity Date, the Company consummates an equity financing, revenue sharing transaction, joint venture, or other similar type transaction (including any combination and/or multiple transactions  thereof) with total cash proceeds to the Company of not less than $3,000,000, the Agent, at its sole discretion and by providing written notice to the Company, may elect to extend the Maturity Date of this Note by an additional six months such that the Maturity Date shall then be November 12, 2021.

4.

Conversion of Note by the Agent:  This Note may be converted (“Conversion”) into shares of Common Stock of the Company (the “Common Stock”) by Agent for the benefit of the Holders as follows:

(i)

Conversion Right.  Subject to and upon compliance with the provision of this Section 4, upon three (3) days’ notice to the Company, the Agent for the benefit of the Holders may convert the unpaid principal balance of the Note (and any accrued and unpaid interest) into fully-paid and non-assessable shares of Common Stock, par value $0.001 per share, of the Company (the “Shares”) at the conversion rate equal to the per share cash price paid for the Shares by any third party investor(s) with total proceeds to the Company of not less than $500,000 (the “Conversion Price”); provided, however, in no event shall the Conversion Price ever be less than $0.01 per share. Upon conversion, the principal and any accrued and unpaid interest thereon shall be canceled.  Shares issuable upon conversion of the Note shall be issued in the name of the Holders (and/or their respective assigns) and shall be transferrable only in accordance with all of the terms and restrictions contained herein. Holders represent that they are an “accredited investor” as defined by the Act and has reviewed the Company’s filings with the Securities and Exchange Commission and has not relied on any other information when entering into this Note.

(ii)

Fractional Shares:   No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holders would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(iii)

Reclassification or Change:  Whenever any reclassification or change of the outstanding shares of Common Stock shall occur (other than a change in par value, or from par value to no par, or from no par to par value, or as a result of a subdivision or combination), effective provision shall be made whereby the Holders shall have the right, at any time thereafter, to receive upon conversion of the Note the kind of stock, other securities or property receivable upon such reclassification by a holder of the number of share of Common Stock issuable upon conversion of this Note immediately prior to such reclassification. Thereafter, the rights of the parties hereto with respect to the adjustments of the amount of securities or other property obtainable upon conversion of this Note shall be appropriately continued and preserved, so as to afford as nearly as may be possible protection of the nature afforded by this subparagraph (c).

5.

Securities Laws and Restrictions:  This Note and the Common Stock issuable upon conversion have not been registered for sale under the Act, and neither this Note nor those shares nor any interest in this Note nor those shares may be sold, offered for sale, pledged or otherwise disposed of without compliance with applicable securities laws, including, without limitation, an effective registration statement relating thereto or delivery of an opinion of counsel acceptable to the Company that such registration is not required under the Act. Holders have reviewed the Company’s periodic and annual reports as filed with the Securities and Exchange Commission (the “SEC Reports”) and has based its investment decision solely on the information contained in the SEC Reports.  Holders represent and warrant individually that they are an “accredited investor” as defined under the Act.

6.

Negative Covenant: Prior to the payment in full in cash in US Dollars of this Note (or conversion in accordance with its terms), the Company shall not incur any additional debt or equity investments without the Agent’s consent.

7.

Common Stock Warrant: In connection with this Note and in consideration of the Additional Advance and the extension of the Maturity Date under the Initial Note, the Company shall issue to the Holders, on a pro rata basis, Common Stock Warrants to purchase up to an aggregate of 15,000,000 shares of Common Stock at a per share exercise price of $0.20.  The Common Stock Warrants shall have a term of five (5) years.

8.

Beneficial Ownership Limitation.  A Holder or the Agent shall not have the right to convert this Note, to the extent that, after giving effect to such conversion, such Holder (together with such Holder’s affiliates would beneficially own in excess of the Beneficial Ownership Limitation (as defined below) without the prior written consent of the Holder.  Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”).  In addition, a determination as to any group status shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  Upon the written (which may be via email) or oral request of a Holder, the Company shall within two business days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the any conversion pursuant to this Note, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of any portion of this Note by the applicable Holder.

9.

Events of Default:  If any of the following conditions or events (“Events of Default”) shall occur and shall be continuing:

(i)

if the Company shall materially default in the performance of or compliance with any material term contained herein and such default shall not have been remedied within twenty days after written notice thereof from the Agent to the Company; or

(ii)

if the Company shall make an assignment for the benefit of creditors, or a voluntary petition for reorganization under Title 11 of the Unites States Code (“Title 11”) shall be filed by the Company or an order shall be entered granting relief to the Company under Title 11 or a petition shall be filed by the Company in bankruptcy, or the Company shall be adjudicated as bankrupt, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or if the Company or its directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company; or

(iii)

if within 120 days after the commencement of an action against the Company seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or nullified or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 120 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company such appointment shall not have been vacated;

then, and in any such event, the Agent may at any time (unless such Event of Default shall theretofore have been remedied) at its option, by written notice to the Company, declare the Note to be due and payable, whereupon the Note shall forthwith mature and become due and payable, together with interest accrued thereon, and thereafter interest shall be due, at the rate per annum hereinabove provided, on the entire principal balance until the same is fully paid, and on any overdue interest (but only to the extent permitted by law), without presentment, demand, protest or notice, all of which are hereby waived, subject however, to the other terms, including those relating to subordination, of this Note.  No course of dealing and no delay on the part of Agent in exercising any right shall operate as a waiver thereof or otherwise prejudice Agent’s rights, powers or remedies.  No right, power or remedy conferred by this Note upon Agent shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

10.

Notice:  All notices required or permitted to be given under this Note shall be in writing (delivered by hand or sent certified or registered mail, return receipt requested, or by nationally recognized overnight courier service) addressed to the respective party at the address indicated on the signature page of this Note. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the third business day following the date of mailing, if sent by nationally recognized overnight courier service or (ii) upon actual receipt by the party to whom such notice is required to be given.

11.

Governing Law and Jurisdiction:  The Note shall be governed by the laws of the State of Florida. This Note and all issues arising out of this Note will be governed by and construed solely and exclusively under and pursuant to the laws of the State of Florida. Each of the parties hereto expressly and irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in Broward County, Florida.

12.

Severability:  If any provision, paragraph or subparagraph of this Note is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Note, including any other provision, paragraph or subparagraph. Each provision, paragraph or subparagraph of this Note is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

13.

Amendment:  This Note may only be amended in writing, duly endorsed by the parties hereto.

14.

Heading:  The headings in this Note are solely for convenience of reference and shall not affect its interpretation.

BASANITE, INC.:

AGENT:

HOLDER:

HOLDER: